SCHEDULE 14C

SCHEDULE 14C INFORMATION

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The Vantagepoint Funds
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THE VANTAGEPOINT FUNDS

VANTAGEPOINT AGGRESSIVE OPPORTUNITIES FUND

777 North Capitol Street, NE

Suite 600

Washington, DC 20002

INFORMATION STATEMENT

Important Notice Regarding Internet Availability of this Information Statement:

This information statement is available at http://www.icmarc.org/x3333.xml?RFID=W149

This Information Statement is being furnished on behalf of the Board of Directors (“Directors” or “Board”) of The Vantagepoint Funds (the “VP Funds”) to inform shareholders of the Vantagepoint Aggressive Opportunities Fund (the “Fund”) about recent changes related to the Fund’s subadvisory arrangements. The changes were approved by the Board on the recommendation of the Fund’s investment adviser, Vantagepoint Investment Advisers, LLC (“VIA”), without shareholder approval, as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”) dated May 8, 2000 (the “SEC Order”). We Are Not Asking You for a Proxy and You are Requested Not to Send us a Proxy.

This Information Statement is being made available on or about November 20, 2012 to shareholders of record of the Fund as of October 31, 2012.

INTRODUCTION

VIA is the investment adviser for each series of the VP Funds. VIA employs a “manager of managers” arrangement in managing the assets of certain series. Under this arrangement, VIA, subject to approval by the Board, may hire, terminate or replace subadvisers that are not “affiliated persons” of the VP Funds or VIA, as that term is defined under the Investment Company Act of 1940, as amended (the “1940 Act”) (“unaffiliated subadvisers”), and modify material terms and conditions of subadvisory agreements with unaffiliated subadvisers, without shareholder approval. VIA recommended, and the Board has approved, new subadvisory agreements (each a “New Subadvisory Agreement” and together, the “New Subadvisory Agreements”) with two new subadvisers to the Fund, SSgA Funds Management, Inc. (“SSgA FM”) and Wells Capital Management Inc. (“WellsCap”). SSgA FM and WellsCap are each referred to as a “New Subadviser,” and together as the “New Subadvisers.”

Section 15(a) of the 1940 Act generally requires that the shareholders of a mutual fund approve an agreement under which a person serves as investment adviser or subadviser to a fund. In order to employ the “manager of managers” arrangement discussed above, the VP Funds and VIA requested and received the SEC Order. The SEC Order exempts VIA and the VP Funds from the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Board, subject to certain conditions, to appoint new, unaffiliated subadvisers and approve subadvisory agreements with such subadvisers on behalf of the VP Funds without shareholder approval.

Consistent with the SEC Order, at a meeting held on June 22, 2012 (the “June Meeting”), the Board, including a majority of the Directors who are not “interested persons” of the VP Funds or of VIA, as that term is defined under the 1940 Act (“Independent Directors”), approved the New Subadvisory Agreements among the VP Funds (on behalf of the Fund), VIA and each of SSgA FM and WellsCap. As discussed later in this Information Statement, the Board carefully considered the new subadvisory arrangements and concluded that the approval of each New Subadvisory Agreement was in the best interests of the Fund and its shareholders. Also at the June Meeting, VIA recommended, and the Board approved: (i) the implementation of an additional principal investment strategy for the Fund that would allow SSgA FM to manage the portion of the Fund’s assets allocated to it by following an indexed or “passively managed” strategy of investing in (or obtaining exposure to) stocks included in a custom version of the Russell Midcap Growth Index (the “passive mid cap growth strategy”); (ii) the termination of Legg Mason Capital Management, LLC (“Legg Mason”) and Wellington Management Company, LLP (“Wellington”) as subadvisers to the Fund effective August 27, 2012; and (iii) the allocation of the assets of the Fund among the New Subadvisers and the Fund’s existing subadvisers, as recommended by VIA.

As a condition to relying on the SEC Order, VIA and the VP Funds are required to furnish the Fund’s shareholders with information about new subadvisers within ninety days from the date that the subadvisers are hired. This Information Statement provides that information, along with details of the new subadvisory arrangements for the Fund.

APPOINTMENT OF NEW SUBADVISERS TO THE FUND

At the June Meeting, VIA recommended, and the Board approved, the appointment of SSgA FM and WellsCap as subadvisers to the Fund, and on August 27, 2012, SSgA FM and WellsCap each began managing the assets allocated to them by VIA. Southeastern Asset Management, Inc. (“Southeastern”) and TimesSquare Capital Management, LLC (“TimesSquare”) continue to serve as subadvisers to the Fund.

Under the terms of the New Subadvisory Agreements, SSgA FM and WellsCap each makes, on a discretionary basis, investment decisions for the assets of the Fund allocated to it by VIA, and continuously reviews, supervises and administers the Fund’s investment program with respect to such assets.

VIA’S RECOMMENDATION AND THE BOARD’S DECISION REGARDING THE NEW SUBADVISERS

VIA recommended to the Board that it appoint each of SSgA FM and WellsCap as subadviser to the Fund and approve the proposed New Subadvisory Agreements among VIA, the VP Funds and each of SSgA FM and WellsCap with respect to the Fund. VIA made these recommendations after it conducted a comprehensive search for managers with experience managing small- and mid-cap growth equity portfolios with respect to WellsCap and for managers with experience managing U.S. passive equity portfolios with respect to SSgA FM. VIA recommended SSgA FM and WellsCap because, among other things, in its view, based in part on information given to VIA by SSgA FM and WellsCap, SSgA FM and WellsCap each: (i) possesses a stable organizational structure; (ii) has an experienced investment team; (iii) has adequate infrastructure and support staff; (iv) is an experienced subadviser of registered investment companies; and (v) has a complementary investment strategy to the Fund’s other subadvisers, which supports the Fund’s multi-management approach; and, with respect to WellsCap, it (a) has demonstrated long-term consistent above-median, risk-adjusted returns versus peers; (b) has produced positive risk-adjusted results during longer time periods; and (c) has historically produced positive relative performance.

Before approving the appointment of SSgA FM and WellsCap as subadvisers to the Fund, the Board considered the recommendations of, and supporting analyses and data presented by, VIA.

With respect to the Board’s consideration of each New Subadvisory Agreement, the Directors received written information in advance of the June Meeting from VIA, which included: (1) VIA’s rationale for recommending the implementation of a passive mid cap growth strategy for the Fund; (2) the process by which VIA selected and recommended for Board approval WellsCap and SSgA FM as subadvisers to the Fund; (3) the nature, extent and quality of the services that WellsCap and SSgA FM would provide to the Fund; (4) the experience, investment management business, personnel and operations of each of WellsCap and SSgA FM; (5) the brokerage and trading policies and practices of each of WellsCap and SSgA FM; (6) the level of the subadvisory fees to be charged to the Fund by WellsCap and SSgA FM and a comparison of those fees to the: (a) fee schedules for WellsCap and SSgA FM for managing other comparable accounts; and (b) fees charged by a group of U.S. separate account investment managers utilizing an active small/mid cap growth equity style with respect to WellsCap, and a U.S. passive equity style with respect to SSgA FM; (7) the compliance programs of WellsCap and SSgA FM; (8) the performance information for each of WellsCap and SSgA FM utilizing a small/mid cap growth equity strategy and a passive mid cap growth strategy, respectively, and such performance compared to a relevant benchmark and peer group; (9) the Fund’s expected overall investment advisory fee and projected total expense ratio compared to a group of mid cap growth funds, taking into account: (a) the proposed change in subadvisers; and (b) the proposed amount of the Fund’s assets to be allocated to each of WellsCap, SSgA FM, Southeastern and TimesSquare (“proposed target asset allocation levels”); and (10) the financial condition of each of WellsCap and SSgA FM.

In considering the information and materials described above, the Independent Directors received assistance from, and met separately with, their independent legal counsel and were provided with a written description of their statutory responsibilities and the legal standards that are applicable to approvals of advisory agreements. In determining whether to approve each New Subadvisory Agreement, the Directors considered the information received in advance of the June Meeting, the presentations made by, and discussions held with, representatives of WellsCap and SSgA FM, VIA’s personnel and the VP Funds’ Chief Compliance Officer prior to the June Meeting and at the June Meeting, as applicable, as well as a variety of factors. In view of the scope and variety of factors and information, the Directors did not find it practicable to, and did not, assign relative weights to the specific factors considered in reaching their conclusions and determinations to approve the New Subadvisory Agreements. Rather, the approval determinations were made on the basis of each Director’s business judgment after consideration of all of the factors taken in their entirety. Although not meant to be all-inclusive, the following discusses some of the factors relevant to the Board’s decision to approve the New Subadvisory Agreements.

Nature, Extent and Quality of Services. With respect to the nature, extent and quality of the services expected to be provided by WellsCap and SSgA FM under their respective New Subadvisory Agreements, the Directors considered the specific investment process to be employed by each of WellsCap and SSgA FM in managing the assets of the Fund to be allocated to them; the qualifications of WellsCap’s and SSgA FM’s respective investment management personnel with regard to implementing a small/mid cap growth equity strategy and a passive mid cap growth strategy, respectively; performance information provided for each of WellsCap and SSgA FM as compared to a relevant benchmark and peer group; WellsCap’s and SSgA FM’s infrastructure and whether such infrastructure appeared to adequately support the investment strategies to be implemented by each of WellsCap and SSgA FM; and VIA’s review process and favorable assessment as to the nature, quality and extent of the subadvisory services expected to be provided by each of WellsCap and SSgA FM to the Fund. The Directors acknowledged that WellsCap and SSgA FM have experienced portfolio management personnel; and appeared to have adequate infrastructure and support staff to seek to achieve favorable results implementing their respective proposed mandates for the Fund. The Directors concluded that the nature, extent and quality of the subadvisory services expected to be provided by each of WellsCap and SSgA FM were appropriate for the Fund in light of its investment strategy and, thus, supported a decision to approve each New Subadvisory Agreement.

Investment Performance. The Directors evaluated the investment performance information provided by VIA for WellsCap and SSgA FM with respect to the proposed mandate each is to employ for the Fund, and considered such performance information versus a relevant benchmark and peer group (based on information provided by an independent third-party source). The Directors concluded that the performance information provided supported approval of each New Subadvisory Agreement.

Subadvisory Fees, Expense Ratio Impact and Economies of Scale. In evaluating each proposed subadvisory fee, the Directors reviewed WellsCap’s and SSgA FM’s subadvisory fee schedules. The Directors considered comparisons of the subadvisory fee to be charged by each of WellsCap and SSgA FM to the Fund with its respective fee schedule for managing other accounts with an investment mandate similar to the mandate the subadviser is to employ on behalf of the Fund. The Directors considered that, based on the information provided by VIA, the proposed fee schedule for each of WellsCap and SSgA FM is lower than each subadviser’s respective standard fee schedule for managing accounts with a similar mandate. The Directors also considered VIA’s representation that, with respect to WellsCap and SSgA FM, it negotiated the lowest fee schedule available for “like accounts” (accounts of similar size and mandate). Additionally, based on information provided by VIA, the Directors considered that the nature of the subadvisory services each of WellsCap and SSgA FM is to provide to the Fund appeared to be comparable to those each subadviser currently provides to its other subadvisory clients.

The Directors reviewed information provided by VIA (which was based on an independent third-party source) on the fees charged by a group of U.S. separate account investment managers to accounts with assets comparable to the amount of assets to be allocated initially to each of WellsCap and SSgA FM and that employ a similar investment style to the investment style each subadviser is to employ for the Fund. According to the information provided, the effective fee rate to be paid by the Fund to each of WellsCap and SSgA FM at the proposed initial asset allocation levels would be below the median fee charged by such managers.

The Directors also considered information from VIA showing that there would be a decrease in the overall subadvisory fees and, therefore, a decrease in the total expense ratio of the Fund as a result of the proposed changes in subadvisory arrangements and the proposed target asset allocation levels for the Fund. Referring to data provided by VIA and compiled by Morningstar Inc. (“Morningstar”), the Directors also noted that the expected total investment advisory fee for the Fund, taking into account the proposed subadviser changes and the proposed target asset allocation levels of the Fund, was lower than the average and median investment advisory fee of a group of mutual funds in Morningstar’s mid cap growth funds category. The Directors also considered information provided by VIA and compiled by Morningstar on the total expense ratios of a group of mutual funds in Morningstar’s mid cap growth funds category, which showed that, if WellsCap and SSgA FM served as a subadvisers to the Fund at the proposed subadvisory fee rates, along with Southeastern and TimesSquare at their current subadvisory fee rates, based on the proposed target asset allocation levels for the Fund, the Fund’s expected total expense ratio would be below the average and median expense ratios of such funds.

The foregoing comparisons assisted the Directors in considering the New Subadvisory Agreements by providing them with a basis for evaluating WellsCap’s and SSgA FM’s respective fees, including in light of the Fund’s expected overall investment advisory fee and total expense ratio, on a relative basis. Based on this information, the Directors concluded that WellsCap’s and SSgA FM’s subadvisory fees appeared to be within a reasonable range for the services to be provided.

The Directors also reviewed the information provided by WellsCap and SSgA FM regarding the estimated profits to be realized from their respective relationships with the Fund. In reviewing the extent to which economies of scale may be realized by WellsCap as the assets of the Fund to be managed by it grow, and whether the proposed fee levels reflect these economies, the Directors considered that WellsCap’s proposed fee schedule included breakpoints, which indicates that the proposed subadvisory fee rate is intended to capture certain anticipated economies of scale for the benefit of the Fund’s shareholders in connection with the services to be provided. With respect to SSgA FM, the Directors considered that, although the proposed subadvisory fee schedule does not include breakpoints, the fee schedule is lower than SSgA FM’s standard fee schedule for its other U.S. passive equity mandates and is lower than the median fee charged by a group of U.S. separate account investment managers to accounts with assets comparable to the amount of assets proposed to be allocated to SSgA FM and with a similar investment strategy to the investment strategy SSgA FM is to employ for the Fund. The Directors concluded that each proposed fee schedule with respect to WellsCap and SSgA FM was appropriate at this time.

Other Considerations. The Directors considered VIA’s judgment that the addition of the passive mid cap growth strategy to the Fund, along with the addition of WellsCap and SSgA FM as subadvisers to the Fund, would add value by complementing the investment approach of two of the current subadvisers to the Fund, TimesSquare and Southeastern. In this regard, the Directors considered VIA’s belief that the addition of the passive mid cap growth strategy and the addition of WellsCap and SSgA FM as subadvisers, along with VIA’s recommendation to terminate Legg Mason and Wellington and implement the proposed target asset allocation levels for the Fund should serve to enhance the Fund’s risk/return attributes.

The Directors considered the selection and due diligence process employed by VIA in deciding to recommend WellsCap and SSgA FM as subadvisers to the Fund and also considered VIA’s conclusion that the fee to be paid to each of WellsCap and SSgA FM for their respective services to the Fund is reasonable and appropriate in light of the nature and quality of services to be provided by each subadviser and the reasons supporting that conclusion. The Directors also considered information from VIA concerning its strategy to efficiently implement the subadviser transitions. The Directors concluded that VIA’s recommendations and conclusions supported approval of each New Subadvisory Agreement.

The Directors also considered the potential “fall-out” or ancillary benefits that may accrue to WellsCap and SSgA FM due to each subadviser’s relationship with the Fund. The Directors considered that WellsCap and SSgA FM receive research or other services from certain brokers in connection with the execution of the Fund’s brokerage transactions. However, the Directors noted that all subadvisers are required to select brokers who meet the Fund’s requirements for seeking best execution, and that VIA monitors and evaluates the subadvisers’ trade execution with respect to Fund brokerage transactions on a regular basis and provides reports to the Board in this regard. With regard to SSgA FM, the Board also considered that SSgA FM stated that it may experience benefits such as reputational, marketing and economies of resources due to its relationship with the Fund. The Directors concluded that the potential benefits that may accrue to WellsCap and SSgA FM by virtue of their relationships with the Fund appeared to be reasonable.

Conclusion. After full consideration of the foregoing factors, with no single factor identified as being of paramount importance, the Directors, including a majority of the Independent Directors, concluded that the initial approval of each New Subadvisory Agreement was in the best interests of the Fund and its shareholders, and approved the New Subadvisory Agreement with, and the fee to be paid to, each of WellsCap and SSgA FM.

THE NEW SUBADVISORY AGREEMENTS

The New Subadvisory Agreements with SSgA FM and WellsCap have terms substantially similar to the terms of the agreements with other subadvisers to the VP Funds, except for the fee rate payable by the Fund to each of SSgA FM and WellsCap. Under the New Subadvisory Agreements, SSgA FM and WellsCap each makes, on a discretionary basis, all investment decisions for the portion of the Fund’s assets allocated to it, and continuously reviews, supervises and administers the Fund’s investment program with respect to those assets. SSgA FM and WellsCap each discharges its responsibilities under the New Subadvisory Agreement subject to the supervision of VIA and the Board, and each has agreed to do so in a manner consistent with the Fund’s investment objective, policies and limitations. The New Subadvisory Agreements are dated August 27, 2012, and have an initial term ending February 28, 2014. Thereafter, continuance of each New Subadvisory Agreement requires the annual approval of the Board, including a majority of the Independent Directors.

For its services to the Fund under the New Subadvisory Agreement, SSgA FM receives a quarterly subadvisory fee from the Fund based on the average daily net asset value of the assets under SSgA FM’s management, with an annual rate of 0.0325% on all assets.

For its services to the Fund under the New Subadvisory Agreement, WellsCap receives a quarterly subadvisory fee from the Fund based on the average daily net asset value of the assets under WellsCap’s management, with annual rates as follows: 0.450% on the first $100 million; 0.425% on the next $150 million, and 0.400% on all assets over $250 million.

Each of SSgA FM and WellsCap is not an “affiliated person” of VIA (as that term is defined in the 1940 Act).

ADDITIONAL INFORMATION ABOUT THE NEW SUBADVISERS

SSgA FM

SSgA FM, with its principal offices at State Street Financial Center, One Lincoln Street, Boston, Massachusetts, 02111, is a wholly owned subsidiary of State Street Corporation, a financial holding company listed on the New York Stock Exchange. The business address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, Massachusetts, 02111. The principal executive officers and directors of SSgA FM, and their principal occupations, are as follows:

Name	Title(s) and Principal Occupation
James Edward Ross	Chairman and Director of SSgA FM; Senior Managing Director of SSgA, a division of State Street Bank and Trust Company
Juan Carlos Morales	Treasurer, SSgA FM; Senior Managing Director and Chief Financial Officer of SSgA
Ellen Marie Needham	Director and President of SSgA FM; Senior Managing Director of SSgA
Alyssa A. Albertelli	Director, Chief Legal Officer and Chief Compliance Officer of SSgA FM, Chief Compliance Officer, SSgA

The address of each individual is State Street Financial Center, One Lincoln Street, Boston, Massachusetts, 02111.

WellsCap

WellsCap, with its principal offices at 525 Market Street, 10th Floor, San Francisco, California, 94105, is an indirect wholly owned subsidiary of Wells Fargo & Company, a bank holding company listed on the New York Stock Exchange. WellsCap is 100% owned by Wells Fargo Bank, N.A., which in turn is 54.06% owned by WFC Holdings Corporation and 37.51% owned by Wells Fargo & Company. WFC Holdings Corporation is itself 100% owned by Wells Fargo & Company. The business address of each of Wells Fargo Bank, N.A., WFC Holdings Corporation, and Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104. The principal executive officers and directors of WellsCap, and their principal occupations, are as follows:

Name	Title(s) and Principal Occupation
Robert Willis Bissell	President, Director
Kirk Hartman	Chief Investment Officer, Director
Jon Baranko	Chief Equity Officer, Director

The address of each individual is 525 Market Street, 10th Floor, San Francisco, California, 94105.

Information regarding comparable U.S. registered mutual funds for which WellsCap serves as investment adviser is provided in Appendix A to this Information Statement.

THE INVESTMENT ADVISER AND THE

MASTER INVESTMENT ADVISORY AGREEMENT

VIA, located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, is a wholly owned subsidiary of, and controlled by the ICMA Retirement Corporation (“ICMA-RC”), a retirement plan administrator and investment adviser whose principal investment advisory client is VantageTrust Company, LLC (“Trust Company”). ICMA-RC was established in 1972 as a not-for-profit organization to assist state and local governments and their agencies and instrumentalities in the establishment and maintenance of deferred compensation and qualified retirement plans for the employees of such public sector entities. These plans are established and maintained in accordance with Sections 457 and 401, respectively, of the Internal Revenue Code of 1986, as amended. ICMA-RC has been registered as an investment adviser with the SEC since 1983. VIA is a Delaware limited liability company and has been registered as an investment adviser with the SEC since 1999.

Joan McCallen serves as President and Chief Executive Officer of ICMA-RC, Manager and President of VIA and President and Principal Executive Officer of the VP Funds. Kathryn B. McGrath serves as Senior Vice President, Secretary and General Counsel of ICMA-RC, Secretary of VIA and Assistant Secretary of the VP Funds. Elizabeth Glista serves as Senior Vice President and Chief Financial Officer of ICMA-RC, and Treasurer of VIA and Treasurer and Principal Financial Officer of the VP Funds. Angela Montez serves as Deputy General Counsel, Assistant Secretary, and Managing Vice President of ICMA-RC and Secretary of the VP Funds.

VIA provides investment advisory services to the Fund pursuant to a Master Investment Advisory Agreement (“Master Agreement”). The Master Agreement, dated March 1, 1999 and amended December 1, 2000, July 1, 2005, December 4, 2010, and March 26, 2011, was last approved by shareholders of the Fund on February 28, 1999. On January 13, 2012, the Board approved the continuance of the Master Agreement through February 28, 2013. VIA’s advisory services include fund design, establishment of fund investment objectives and strategies, selection and management of subadvisers, performance monitoring, and supervising and formulating each fund’s investment program. Additionally, VIA furnishes periodic reports to the Board regarding the investment strategy and performance of each series of the VP Funds. Pursuant to the Master Agreement, the Fund compensates VIA for these services rendered to the Fund by paying VIA an annual advisory fee assessed against average daily net assets of the Fund of 0.10%. VIA received $1,084,765 in advisory fees for services provided to the Fund for the fiscal year ended December 31, 2011.

SUBADVISERS AND SUBADVISORY FEES PAID

	Column A Actual Fees Paid by Fund During Calendar Year 2011[1]	Column B Fees That Would Have Been Paid by Fund During Calendar Year 2011 Based on Current Subadvisers and Current Allocations[2]
Legg Mason	$1,054,313	N/A
Southeastern	$1,225,264	$950,462
SSgA FM	N/A	$107,310
TimesSquare	$1,649,080	$1,641,868
Wellington	$890,948	N/A
WellsCap	N/A	$1,188,115

Total	$4,819,605	$3,887,755

1 Column A shows the fees paid by the Fund in 2011 taking into account the allocation of the Fund’s assets among the subadvisers in place during calendar year 2011.

2 Column B is intended to show the fees that would have been paid by the Fund in 2011 if SSgA FM and WellsCap had served as subadvisers to the Fund for the entire year, in place of Legg Mason and Wellington, based on the Fund’s current subadvisers and allocations effective as of August 27, 2012.

The difference between the actual fees paid by the Fund to Legg Mason, Southeastern, TimesSquare, and Wellington, taking into account the allocation of the Fund’s net assets among the subadvisers in place during calendar year 2011 (Column A), and the fees that would have been paid by the Fund to Southeastern, SSgA FM, TimesSquare, and WellsCap, had SSgA FM and WellsCap served as subadvisers in place of Legg Mason and Wellington, during that period, taking into account current allocations to subadvisers (Column B), is $931,850 or a 19% decrease.

PAYMENTS OF COMMISSIONS TO AFFILIATED BROKERS

During the fiscal year ended December 31, 2011, the Fund made the following payments of commissions to brokers affiliated with the Fund to execute portfolio transactions:

	Aggregate Commissions Paid	Percentage of Total Commissions Paid by the Fund
State Street Global Markets, LLC	$4,752.75	0.35%
Wells Fargo Securities, LLC	$877.00	0.06%

Total Commissions Paid to Affiliated Brokers	$5,629.75	0.41%

Total Commissions Paid by the Fund	$1,368,661.10	—

State Street Global Markets, LLC is an affiliated broker of the Fund because it is under common control with SSgA FM, a subadviser to the Fund. Wells Fargo Securities, LLC is an affiliated broker of the Fund because it is under common control with WellsCap, a subadviser to the Fund. Neither State Street Global Markets, LLC, nor Wells Fargo Securities, LLC, was an affiliated broker of the Fund at the time commissions were paid to them.

RECORD OF BENEFICIAL OWNERSHIP

As of October 31, 2012, the Fund had 94,362,144 shares outstanding. A majority of the voting shares of the Fund are held, either directly, or indirectly through certain of the Vantagepoint Model Portfolio Funds, by VantageTrust, a group trust sponsored and maintained by the Trust Company. VantageTrust, located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, was established for the purpose of holding and investing the assets of public sector retirement and deferred compensation plans. The Trust Company, a New Hampshire non-depository banking company, has the power to vote of the shares of the Fund held directly by VantageTrust, and has the power to direct the vote of the shares of the Fund that are held indirectly through the Vantagepoint Model Portfolio Funds under the proxy voting policy adopted by VIA. The Trust Company therefore, directly or indirectly, has the power to vote more than 25% of the Fund’s voting securities and thus under the 1940 Act is considered a “control person” of the Fund. As a control person of the Fund, the Trust Company has the ability to control the outcome of matters submitted to the vote of shareholders. Both the Trust Company and VIA are wholly owned subsidiaries of ICMA-RC.

As of October 31, 2012, VantageTrust held, directly or indirectly, 90,475,035 shares of the Fund, or 95.88% of the Fund’s outstanding shares.

Also, as of October 31, 2012, the Directors and executive officers of the VP Funds, both individually and as a group, owned less than 1% of the Fund’s outstanding voting securities.

GENERAL INFORMATION

Distributor

ICMA-RC Services, LLC (“RC Services”), located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, serves as the distributor of the VP Funds’ shares pursuant to a Distribution Agreement. RC Services is a wholly owned subsidiary of ICMA-RC and an “affiliated person” of VIA (as that term is defined under the 1940 Act). Joan McCallen serves as President of RC Services. The VP Funds did not pay any commissions to RC Services during the fiscal year ended December 31, 2011.

Transfer Agent and Administrator

Vantagepoint Transfer Agents, LLC (“VTA”), located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, is the designated transfer agent of the VP Funds’ shares and, pursuant to a Transfer Agency and

Administrative Services Agreement, also provides certain transfer agency and administrative shareholder support services for the VP Funds related to the retirement plans investing in the VP Funds. VTA is a wholly owned subsidiary of ICMA-RC and an “affiliated person” of VIA (as that term is defined under the 1940 Act). Joan McCallen serves as President of VTA. VTA received $3,796,736 in fees from the Fund during the fiscal year ended December 31, 2011 for the services it provided.

The VP Funds have entered into a Mutual Funds Service Agreement with J.P. Morgan Investor Services Co. (“JP Morgan”), located at 70 Fargo Street, Boston, MA 02210, whereby JP Morgan performs certain financial reporting, tax services, fund accounting, administrative and portfolio compliance services for the VP Funds.

HOUSEHOLDING

If you request a paper copy of this Information Statement, only one copy of this Information Statement will be mailed to your household, even if more than one person in the household is a Fund shareholder of record, unless the VP Funds has received instructions to the contrary. If you need additional copies of this Information Statement, please contact the VP Funds toll free at 1-800-669-7400 or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002. If you do not want the mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, contact the VP Funds in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or toll free at 1-800-669-7400.

FINANCIAL INFORMATION

Shareholders can obtain a copy of the VP Funds’ most recent Annual Report and any Semi-Annual Report following the Annual Report, without charge, by writing the VP Funds at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or by calling the VP Funds toll free at 1-800-669-7400.

APPENDIX A

Comparable Funds Advised by WellsCap

Name of Fund	Approximate Total Fund Assets as of June 30, 2012 (millions)	Advisory Fee (annually, as % of average daily net assets)	Waiver of Advisory Fee
Penn Series SMID Cap Growth Fund	$32 million	0.45%	N/A
NVIT Multi-Manager Mid Cap Growth Fund	$393 million	0.36%	N/A
SunAmerica Series Trust—Aggressive Growth Portfolio	$76 million	0.45%	N/A
Wells Fargo Advantage Discovery Fund	$1,411 million	0.73%	N/A
Wells Fargo Advantage VT Discovery Fund	$ 106 million	0.70%	N/A

Note: As of August 27, 2012, WellsCap was allocated approximately $196 million of the Vantagepoint Aggressive Opportunities Fund’s total assets.

THE VANTAGEPOINT FUNDS

VANTAGEPOINT AGGRESSIVE OPPORTUNITIES FUND

777 North Capitol Street, NE

Suite 600

Washington, DC 20002

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Important Notice Regarding Internet Availability of Information Statement:

An information statement regarding the Vantagepoint Aggressive Opportunities Fund is available at http://www.icmarc.org/x3333.xml?RFID=W149

This Notice of Internet Availability of Information Statement is being mailed on or about November 20, 2012 to shareholders of record of the Fund as of October 31, 2012.

This Notice of Internet Availability of Information Statement presents only an overview of the more complete information statement that is available to you on the internet relating to the Vantagepoint Aggressive Opportunities Fund (the “Fund”), a series of The Vantagepoint Funds (the “VP Funds”). We encourage you to access and review all of the important information contained in the full information statement.

The information statement provides information regarding recent changes related to the Fund’s subadvisory arrangements. At a meeting held on June 22, 2012, the Board of Directors of the VP Funds (the “Board”) approved the selection of SSgA Funds Management, Inc. (“SSgA FM”) and Wells Capital Management Inc. (“WellsCap”) to serve as subadvisers to the Fund. Also at the June 22, 2012 meeting, the Board approved: (i) the implementation of an additional principal investment strategy for the Fund that would allow SSgA FM to manage the portion of the Fund’s assets allocated to it by following an indexed or “passively managed” strategy of investing in (or obtaining exposure to) stocks included in a custom version of the Russell Midcap Growth Index; (ii) the termination of Legg Mason Capital Management, LLC and Wellington Management Company, LLP as subadvisers to the Fund; and (iii) the allocation of the assets of the Fund among the Fund’s subadvisers, as recommended by VIA. Each of these changes became effective August 27, 2012.

The changes were approved by the Board on the recommendation of the Fund’s investment adviser, Vantagepoint Investment Advisers, LLC, without shareholder approval, as is permitted by an order of the U.S. Securities and Exchange Commission dated May 8, 2000, which allows certain subadviser changes to be made without shareholder approval (the “SEC Order”). The SEC Order instead requires that an information statement be sent to you.

This Notice of Internet Availability of Information Statement is not an information statement. The full information statement regarding the changes to the Fund’s subadvisory arrangements summarized above is available on the Fund’s website at: http://www.icmarc.org/x3333.xml?RFID=W149. The full information statement will be available at that address until February 18, 2013. The information statement is available as a PDF (Portable Document Format), which may be viewed and printed using Adobe Acrobat® Reader, which is available without charge from Adobe Systems, Inc. at http://get.adobe.com/reader/.

Obtaining Copies of the Information Statement

You may request a paper or email copy of the full information statement, without charge, by contacting the VP Funds toll free at 1-800-669-7400, by email at investorservices@icmarc.org, or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002.

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